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                                                                   EXHIBIT 10.52

                                BIO-PLEXUS, INC.

                      NON-STATUTORY STOCK OPTION AGREEMENT

         THIS AGREEMENT dated as of February 9, 2001 between Bio-Plexus, Inc., a Connecticut corporation (the "Company") and John S. Metz (the "Participant").

         WHEREAS, the Company is entering into this Agreement and delivering this Agreement to the Participant as contemplated by that certain Employment Agreement dated April 27, 2000 between the Participant and the Company, (the "Employment Agreement").

         NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant agree as follows:

         1. Grant of Option. The Company hereby grants to the Participant, a non-statutory stock option (the "Option"), pursuant to the Company's 1991 Long-term Incentive Plan, or any successor plan thereto (the "Plan"), to purchase up to an aggregate of 700,000 shares (the "Shares") of Common Stock, no par value ("Common Stock"), of the Company at a price of U.S. $1.375 per Share (the "Exercise Price"), purchasable as set forth in and subject to the terms and conditions of this Agreement and the Plan.

         2. Exercise of Option and Provisions for Termination.

         (a) Terms and Exercise of Option. Subject to subsections (b) through
(h) below, the Option shall become exercisable with respect to the number of Shares set forth below on each of the dates set forth below:

              DATE                 NUMBER OF SHARES EXERCISABLE ON OR
                                               AFTER DATE
         April 28, 2001                         233,333
         April 28, 2002                         233,333
         April 28, 2003                         233,334


         (b) Expiration Date. Except as otherwise provided in this Agreement, the Option may not be exercised after the date (hereinafter the "Expiration Date") that is the tenth anniversary of the Date of Grant.

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         (c) Exercise Procedure. Subject to the conditions set forth in this
Agreement, the Option shall be exercised by the Participant's delivery of written notice of exercise to the chief financial officer of the Company, specifying the number of Shares to be purchased and the aggregate Exercise Price to be paid therefor and accompanied by payment in full in accordance with
Section 3. Such exercise shall be effective upon receipt by the chief financial officer of the Company of such written notice together with the required payment. The Participant may purchase less than the total number of Shares covered hereby, provided that no partial exercise of the Option may be for any fractional Share or for less than ten whole Shares.

         (d) Continuous Employment Required. Except as otherwise provided in this Section 2, the Option may not be exercised unless the Participant, at the time he or she exercises the Option, is, and has been at all times since the Date of Grant of the Option, an employee of the Company or a subsidiary thereof, if any. For all purposes of this Agreement, (i) "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations or any successor regulations, and (ii) if the Option shall be assumed or a new option substituted therefor in a transaction to which Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code") applies, employment by such assuming or substituting corporation (hereinafter called the "Successor Corporation") shall be considered for all purposes of this Agreement to be employment by the Company. In the event that the Participant's relationship with the Company changes during the term of the Option in a manner that does not constitute a complete separation therefrom (for example, from employee to consultant or director, or vice versa), the Board of Directors or a committee thereof shall have the authority to determine whether or not such change constitutes a cessation of employment or service for purposes of this subsection (d).

         (e) Termination of Employment. If the Participant ceases to be employed by the Company for any reason other than death, disability or a discharge for "Cause" (as such term is defined in the Employment Agreement or a voluntary resignation in connection with Participant's retirement), the right to exercise that portion of the Option which is then presently exercisable shall terminate three months after such cessation (but in no event after the Expiration Date).

         (f) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e) (3) of the Code) prior to the Expiration Date, while he or she is an employee of the Company or if the Participant dies within three months after the Participant ceases to be an employee of the Company (other than as the result of a discharge for "Cause" as such term is defined in the Employment Agreement), the Option shall be exercisable with respect to all Options then presently exercisable, within the period of one year following the date of death or disability of the Participant (but in no event after the Expiration Date), by the Participant, the Participant's legal representative (in the event of legal incapacity) or by the person to whom the Option is transferred by will or the laws of descent and distribution. Except as otherwise indicated by the context, the term "Participant", as used in this Agreement, shall be deemed to include the estate of the Participant, or any person who acquires the right to exercise the Option by bequest or inheritance or otherwise by reason of the death of the Participant.

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         (g) Discharge for Cause. If the Participant, prior to the Expiration
Date, ceases his employment with the Company because he is discharged for "Cause" (as such term is defined in the Employment Agreement), the right to exercise the Option shall terminate immediately upon such cessation of employment.

         (h) Exercise Period Upon Resignation In Connection With Retirement. If the Participant, prior to the Expiration Date, ceases his employment with the Company due to his voluntary resignation in connection with his retirement from the Company ("Retirement"), the right to exercise that portion of the Option which is exercisable at the time of the Retirement shall terminate as determined by the Board of Directors, but in any case that portion of the Option which is exercisable at the time of the Retirement shall be exercisable within the one year period following the date of Participant's Retirement. For purposes of this subsection (h), Participant shall be deemed to have retired so long as following the voluntary termination of his employment with the Company he does not undertake employment whether full-time or part-time with any other entity.

         3. Payment of Exercise Price. Payment of the aggregate Exercise Price for Shares purchased upon exercise of the Option shall be made by delivery to the chief financial officer of the Company of (a) cash or by a certified or cashier's check payable to the order of the Company, (b) shares of Common Stock (valued at the Fair Market Value, as such term is defined in the Plan, on the date of purchase), or (c) a combination of the methods of payment set forth in clauses (a) and (b) hereof.

         4. Delivery of Shares. The Company shall, upon payment of the aggregate Exercise Price for the number of Shares purchased and paid for, make prompt delivery of such Shares to the Participant, provided that if any law or regulation requires the Company to take any action with respect to such Shares before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to complete such action. No Shares shall be issued and delivered upon exercise of the Option unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with.

         5. Non-transferability of Option. Except as provided in subsection (f) of Section 2, or as otherwise agreed to by the Board of Directors or a committee thereof, the Option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Option or such rights, the Option and such rights shall, at the election of the Company, become null and void.

         6. No Special Employment Rights. Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment of the Participant for the period within which the Option may be

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exercised. Moreover, during the period of the Participant's employment, the
Participant shall render diligently and faithfully the services which are assigned to the Participant from time to time by the Board of Directors or by the executive officers of the Company and shall at no time take any action which directly or indirectly would be inconsistent with the best interests of the foregoing entities.

         7. Rights as a Shareholder. The Participant shall have no rights as a Shareholder with respect to any Shares which may be purchased by exercise of the Option unless and until a certificate representing such Shares is duly issued and delivered to the Participant. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued except as provided for in Sections 8 or 9 of this Agreement.

         8. Recapitalization. In the event that the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision, the Board of Directors or a committee thereof, in its discretion, may make appropriate adjustments in the number and kind of Shares to which the Option shall be exercisable. Such adjustment to the Option may be made without change in the total price applicable to the unexercised portion of the Option, and a corresponding adjustment in the Exercise Price per Share may be made. No such adjustment shall be made which would, within the meaning of any applicable provisions of the Code, constitute a modification, extension or renewal of the Option or a grant of additional benefits to the Participant.

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         9. Reorganization or Change in Control of the Company.

         (a) Reorganization. In case (i) the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, (ii) all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation or (iii) of a reorganization or liquidation of the Company prior to the Expiration Date, the Board of Directors of the Company or a committee thereof, or the board of directors of any corporation assuming the obligations of the Company, may, as to the Option, either (x) make appropriate provision for the protection of the Option by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the shares of Common Stock of the Company, provided that no additional benefits shall be conferred upon the Participant as a result of such substitution, and the excess of the aggregate fair market value of the Shares subject to the Option immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the Shares subject to the Option immediately before such substitution over the purchase price thereof, or (y) upon written notice to the Participant, provide that the Option must be exercised within a specified number of days of the date of such notice or it will be terminated. In any such case, the Board of Directors or a committee thereof may, in its discretion, accelerate the exercise dates of the Option; provided, however, that paragraph (b) below shall govern acceleration of options with respect to the events described in clauses (i),
(ii) and (iii) of the definition of Change in Control (as such term is defined in the Employment Agreement.)

         (b) Change in Control. In case, prior to the Expiration Date, of a Change in Control (as such term is defined in the Employment Agreement), the Option, regardless of the date of grant, shall immediately become exercisable with respect to 100% of the Common Stock subject to the Option. Notwithstanding the foregoing, in the event of the occurrence of a Change in Control, a portion of the Option will continue to be subject to the vesting provisions set forth in
Section 2(a), such portion having a value equal to the excess of (i) the portion of the value of the Option that is treated as contingent on a change in control (as determined pursuant to Proposed Treasury Regulations Section 1.280G-1 Q/A-24(b) amounts payable to Employee pursuant to Section 5(e) of the Employment Agreement (ii) 2.99 times the Employee's "base amount" (as determined under Code
Section 280G(b)(3). For purposes of all calculations made pursuant to this paragraph (b), reference is made to Proposed Treasury Regulations Section 1.280G-1, Q/A-24(e), examples 6 and 7.

         10. Withholding Taxes. The Company's obligation to deliver Shares upon the exercise of the Option shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

         11. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, in any jurisdiction, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law in such jurisdiction, and such invalidity or unenforceability shall have no effect in any other jurisdiction.

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         12. The Plan. The Plan, a summary of which has been distributed with this Agreement is incorporated herein by reference and is made a part of this Agreement as if fully set forth herein. This Agreement is subject to, and the Company and the Participant agree to be bound by, all of the terms and conditions of the Plan. The Plan shall control in the event there is any express conflict between the Plan and the terms hereof, and on such matters that are not expressly covered in this Agreement. Subsequent amendments to the Plan shall not, without the consent of the Participant, adversely affect the Participant's rights under this Agreement. Capitalized terms used herein which are not otherwise defined herein shall have the meaning ascribed thereto in the Plan.

         13. Acknowledgement and Legend.

         (a) The Participant acknowledges and agrees that (i) because of his position with the Company, the Participant may be deemed to be an "affiliate" thereof (as such term is defined in Rule 144 promulgated under the Securities
Act); (ii) the resale by an affiliate of the Company of the Shares acquired upon any exercise of the Option is restricted by law, notwithstanding any registration of the Shares on Form S-8 (or similar successor form) promulgated under the Securities Act; (iii) any resale of the Shares by an affiliate of the Company pursuant to said Rule 144 would be subject to the volume limitations contained in paragraph (e) thereof; and (iv) the Participant will not sell such Shares in violation of Rule 144(e) or any other rule or regulation under the Securities Act.

         (b) Legend on Stock Certificates. So long as the Participant remains an affiliate of the Company, all stock certificates representing Shares issued to the Participant upon exercise of the Option shall have affixed thereto a legend substantially in the following form, in addition to any other legends required by applicable state law:

                  "The Shares of stock represented by this certificate are subject to the volume limitations of Rule 144(e) promulgated under the Securities Act of 1933, as amended."

                  By making payment upon exercise of the Option, the Participant shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 11.

         14. Miscellaneous; Notices.

         (a) This Agreement and any instrument delivered pursuant to this Agreement shall be governed by and interpreted in accordance with the laws of the State of Connecticut, without regard to the conflicts of law rules thereof.

         (b) Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be resolved through final and binding arbitration in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association then in effect. Judgment upon any arbitration award rendered may be entered in any court having jurisdiction thereof. The arbitration shall be held in the area where the Company then has its principal place of business. The arbitration award may include an award of attorneys' fees and costs.

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         (c) This Agreement shall extend to, be binding upon and inure to the benefit of Participant and his legal representatives, heirs, successors and assigns (subject, however, to the limitations set forth in Section 5 with respect to transfer of this Agreement or any rights hereunder), and upon the Company and its successors and assigns, regardless of any change in the business structure of the Company, be it through spinoff, merger, sale of stock, sale of assets or any other transaction.

         (d) This Agreement and the Plan contain the entire agreement of the parties with respect to the subject matter hereof. With the consent of the Participant, the Board of Directors or a committee thereof, may amend this Agreement in a manner not inconsistent with the Plan.

         (e) No value deemed to be received by Participant as a result of the award of Award Shares hereunder will constitute "earnings" with respect to which any other employee benefits of Participant are determined.

         (f) The waiver of any breach of any duty, term or condition of this Agreement shall not be deemed to constitute a waiver of any preceding or succeeding breach of the same or of any other duty, term or condition of this Agreement.

         (g) All notices pursuant to this Agreement will be in writing and will be sent by personal delivery, telecopier, electronic mail or by prepaid registered or certified mail, return receipt requested, addressed to the parties hereto at the addresses set forth beneath their names on the signature page hereto or to such other addresses as may hereafter be specified by like notice in writing by either of the parties, and will be deemed given (i) upon receipt if by personal delivery, (ii) on the day on which delivered if delivered by telecopier (with confirmation of receipt (such receipt to be established by acceptable protocol)), (iii) upon mailing if sent by registered or certified mail or (iv) when transmitted if delivered by electronic mail (with satisfactory evidence of transmittal (such evidence of transmittal to be established by acceptable protocol)). Copies of all notices shall be sent to: Paul, Hastings, Janofsky & Walker LLP, 1055 Washington Boulevard, Stamford, Connecticut 06901,
Attention: Esteban A. Ferrer, Esq., Telecopier No. 203-359-3031, E-mail Address: eaferrer@phjw.com.

         (h) The headings of the sections of this Agreement are inserted for convenience of reference only and will not be deemed to constitute a part hereof or to affect the meaning hereof.

         (i) This Agreement may be executed in counterparts, each of which will be deemed an original but all of which will together constitute one and the same agreement.


Date of Grant:                                BIO-PLEXUS, INC.


October 26, 2000                              By:
                                                 -------------------------------
                                                 Name:
                                                Title:
                                              Address: 129 Reservoir Road
                                                       Vernon, CT  06066

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                            PARTICIPANT'S ACCEPTANCE

         The undersigned hereby accepts the foregoing Agreement and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's summary of the Plan.


                                        PARTICIPANT

                                        -----------------------------------
                                        Name:
                                        Title:
                                        Address:



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